Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of HP Inc., a Delaware corporation, do hereby constitute and appoint Harvey Anderson, Chief Legal Officer and Corporate Secretary and Rick Hansen, Deputy General Counsel, Corporate, and Assistant Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with one or more Registration Statements on Form S-4 relating to the registration of certain of HP Inc’s debt securities in connection with the exchange offer of such debt securities. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to any such Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to any such Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with any such Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Signature	Title(s)	Date
/s/ Enrique Lores	President and Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2021
Enrique Lores

/s/ Marie Myers	Chief Financial Officer (Principal Financial Officer)	December 9, 2021
Marie Myers

/s/ Barb Barton Weiszhaar	Acting Global Controller (Principal Accounting Officer)	December 9, 2021
Barb Barton Weiszhaar

/s/ Aida Alvarez	Director	December 9, 2021
Aida Alvarez

/s/ Shumeet Banerji	Director	December 9, 2021
Shumeet Banerji

/s/ Robert R. Bennett	Director	December 9, 2021
Robert R. Bennett

/s/ Charles V. Bergh	Director	December 9, 2021
Charles V. Bergh

/s/ Bruce Broussard	Director	December 9, 2021
Bruce Broussard

Signature	Title(s)	Date

/s/ Stacy Brown-Philpot	Director	December 9, 2021
Stacy Brown-Philpot

/s/ Stephanie Burns	Director	December 9, 2021
Stephanie Burns

/s/ Mary Anne Citrino	Director	December 9, 2021
Mary Anne Citrino

/s/ Richard L. Clemmer	Director	December 9, 2021
Richard L. Clemmer

/s/ Judith Miscik	Director	December 9, 2021
Judith Miscik

/s/ Kim K.W. Rucker	Director	December 9, 2021
Kim K.W. Rucker

/s/ Subra Suresh	Director	December 9, 2021
Subra Suresh